SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONSTELLATION BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-0716709
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 WillowBrook Office Park Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-63480

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares Each Representing 1/40 of a Share of 5.75% Series A Mandatory Convertible Preferred Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is: “Depositary Shares Each Representing 1/40 of a Share of 5.75% Series A Mandatory Convertible Preferred Stock, par value $.01 per share” (the “Depositary Shares”). The descriptions of the Depositary Shares and the underlying preferred stock are set forth under the captions “Description of Depositary Shares” and “Description of Series A Mandatory Convertible Preferred Stock” in the Registrant’s prospectus supplement dated July 24, 2003 and under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the Registrant’s base prospectus dated July 18, 2003, as filed with the Commission on July 28, 2003 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, which descriptions are incorporated herein by reference.

Item 2.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONSTELLATION BRANDS, INC.

Date: July 29, 2003	By:	/s/ Thomas J. Mullin

		Name:	Thomas J. Mullin
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration Number 333-63480), originally filed with the Commission on June 20, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed on September 4, 2001 and declared effective on September 24, 2001, as amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on July 14, 2003.

2	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2002 and incorporated herein by reference).

3	Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2002 and incorporated herein by reference).

4(1)	Form of Certificate of Designations of 5.75% Series A Mandatory Convertible Preferred Stock of the Registrant.

5(2)	Form of Deposit Agreement by and among the Registrant, Mellon Investor Services LLC and all holders from time to time of Depository Receipts.

(1)	The executed Certificate of Designations of 5.75% Series A Mandatory Convertible Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(2)	The executed Deposit Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.